Exhibit (a) 1.17

RUSSELL INVESTMENT COMPANY

AMENDMENT TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

Regarding the Liquidation, Termination and Reorganization

of Sub-Trusts and Classes

Amendment No. 16 to the Amended and Restated Master Trust Agreement dated August 19, 2002 (referred to herein as the “Agreement”), done this 9th day of November, by the Trustees under the Agreement.

WITNESSETH:

WHEREAS, the Trustees desire to amend and restate Section 4.2(d) of the Agreement with respect to the liquidation of Sub-Trusts or Classes of Sub-Trusts; and

WHEREAS, the Trustees desire to amend and restate Section 7.2 of the Agreement with respect to the reorganization of Sub-Trusts or Classes of Sub-Trusts;

NOW, THEREFORE, the Trustees hereby make the following revisions to the Agreement:

Section 4.2(d) of the Agreement is restated in its entirety as follows:

(d) Liquidation and Termination. (1) Except as set forth below, the Trustees may not terminate any Sub-Trust of the Trust without the affirmative vote of a majority of the outstanding voting Shares, as defined in the 1940 Act, of that Sub-Trust. Upon the termination of the Trust or any Sub-Trust of the Trust:

(i) The Trust or Sub-Trust of the Trust shall carry on no business except for the purpose of winding up its affairs;

(ii) The Trustees shall proceed to wind up the affairs of the Trust or Sub-Trust of the Trust and all the powers of the Trustees under this Agreement shall continue until the affairs of the Trust or Sub-Trust of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or Sub-Trust of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining assets or assets of the Sub-Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; and

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Trust or assets of the Sub-Trust, in cash or in kind or partly in cash and partly in kind, among the Shareholders of the Trust or the Sub-Trust according to their respective rights. The assets so distributable to the Shareholders of any particular Sub-Trust shall be distributed among such Shareholders in proportion to the number of Shares of that Sub-Trust held by them and recorded on the books of the Trust, adjusted for such distinctions between Shares of Classes of a Sub-Trust as the Trustees, in their discretion, deem just and equitable.

Exhibit (a) 1.17

The foregoing provisions shall also apply, with appropriate modifications as determined by the Trustees, to the termination of any Class of any Sub-Trust.

(2) After termination of the Trust or Sub-Trust or Class and distribution to the Shareholders of the Trust or Sub-Trust or Class as herein provided, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust or Sub-Trust or Class, and the rights and interests of all Shareholders of the Trust or Sub-Trust or Class shall thereupon cease.

(3) Notwithstanding the above provisions of Section 4.2(d), the Trustees may, without the affirmative vote of a majority of the outstanding voting Shares, as defined in the 1940 Act of a Sub-Trust, by vote of a majority of the Trustees or written instrument executed by a majority of their number then in office, terminate any of the following Sub-Trusts of the Trust, or any Class of any such Sub-Trust, at any time by written notice to the Shareholders of that Sub-Trust or Class:

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Equity I Fund, Equity II Fund, Equity Q Fund, Tax-Managed Large Cap Fund, Tax-Managed Mid & Small Cap Fund, International Fund, Emerging Markets Fund, Fixed Income I Fund, Fixed Income III Fund, Money Market Fund, Diversified Equity Fund, Special Growth Fund, Quantitative Equity Fund, International Securities Fund, Real Estate Securities Fund, Short Duration Bond Fund, Multistrategy Bond Fund, Tax Exempt Bond Fund, US Government Money Market Fund, Tax Free Money Market Fund, Select Growth Fund, Select Value Fund, Equity Growth Strategy Fund, Growth Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund, Conservative Strategy Fund, Tax-Managed Global Equity Fund, Diversified Bond Fund, 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund, 2040 Strategy Fund and Russell Multi-Manager Principal Protected Fund.

Section 7.2 of the Agreement is restated in its entirety as follows:

Reorganization. Except as set forth below, the Trustees may, subject to the affirmative vote of a majority of the outstanding voting Shares, as defined in the 1940 Act, of each Sub-Trust voting separately by Sub-Trust, sell, convey, merge and transfer the assets of the Trust (any such transaction is referred to in this Section 7.2 as a “transfer”), to another trust, partnership, association or corporation organized under the laws of any state of the United States, in exchange for cash, shares or other securities with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust, or (2) not being made subject to, or not with the assumption of such liabilities.

The Trustees may, subject to the affirmative vote of a majority of the outstanding voting Shares, as defined in the 1940 Act, of a Sub-Trust, transfer the assets belonging to any one or more Sub-Trusts, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Sub-Trust of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Sub-Trust of the Trust, Shares of such other Sub-Trust) with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Sub-Trust the assets of which are so transferred, or (2) not being

Exhibit (a) 1.17

made subject to, or not with the assumption of such liabilities. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Sub-Trusts the assets belonging to which have so been transferred) among the Shareholders of the Sub-Trust the assets belonging to which have been so transferred; and if all of the assets of the Sub-Trust have been so transferred, the Sub-Trust shall be terminated.

The Trustees may, subject to the affirmative vote of a majority of the outstanding voting Shares, as defined in the 1940 Act, of each Sub-Trust voting separately by Sub-Trust, (1) consolidate the Trust, either as successor, survivor or non-survivor, with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge the Trust, either as successor, survivor or non-survivor, into one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, in connection therewith.

The Trustees may, subject to the affirmative vote of a majority of the outstanding voting Shares, as defined in the 1940 Act, of a Sub-Trust, (1) consolidate any one or more Sub-Trusts, either as successor, survivor or non-survivor, with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge any one or more Sub-Trusts, either as successor, survivor or non-survivor, into one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by one or more Sub-Trusts, as the case may be, in connection therewith. The terms “merge” or “merger” as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States. The Trustees shall provide notice to affected Shareholders of a reorganization effected under this Section 7.2.

The foregoing provisions shall also apply, with appropriate modifications as determined by the Trustees, to the transfer, consolidation or merger of any Class of any Sub-Trust. Notwithstanding the above provisions of Section 7.2, any transaction effected pursuant to this Section 7.2 with respect to any one of the following Sub-Trusts may be authorized by vote of a majority of the Trustees or written instrument executed by a majority of their number then in office, and without the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of that Sub-Trust:

Exhibit (a) 1.17

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Equity I Fund, Equity II Fund, Equity Q Fund, Tax-Managed Large Cap Fund, Tax-Managed Mid & Small Cap Fund, International Fund, Emerging Markets Fund, Fixed Income I Fund, Fixed Income III Fund, Money Market Fund, Diversified Equity Fund, Special Growth Fund, Quantitative Equity Fund, International Securities Fund, Real Estate Securities Fund, Short Duration Bond Fund, Multistrategy Bond Fund, Tax Exempt Bond Fund, US Government Money Market Fund, Tax Free Money Market Fund, Select Growth Fund, Select Value Fund, Equity Growth Strategy Fund, Growth Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund, Conservative Strategy Fund, Tax-Managed Global Equity Fund, Diversified Bond Fund and Russell Multi-Manager Principal Protected Fund.

Exhibit (a) 1.17

The undersigned hereby certify that this Amendment No. 16 has been duly adopted in accordance with the provisions of the Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/ Thaddas L. Alston Thaddas L. Alston	/s/ Kristianne Blake Kristianne Blake

/s/ Daniel P. Connealy Daniel P. Connealy	/s/ Jonathan Fine Jonathan Fine

/s/ Raymond P. Tennison, Jr. Raymond P. Tennison, Jr.	/s/ Jack R. Thompson Jack R. Thompson

/s/ Julie W. Weston Julie W. Weston